Exhibit 99.1

ULTA BEAUTY NAMES CHRISTOPHER DELOREFICE AS

CHIEF FINANCIAL OFFICER

BOLINGBROOK, Ill. October 16, 2025 – Ulta Beauty, Inc. (NASDAQ: ULTA), today announced that Christopher DelOrefice has been named as Ulta Beauty’s next Chief Financial Officer. Mr. DelOrefice will begin his new role on December 5, 2025, and Chris Lialios will continue to serve as Interim Chief Financial Officer until such time.

Mr. DelOrefice is an experienced business leader who has led global, cross-functional teams at companies that have delivered superior financial performance. He joins Ulta Beauty from Becton Dickinson & Company, where he has served as Executive Vice President and Chief Financial Officer since September 2021. Prior to Becton Dickinson, Mr. DelOrefice spent more than 20 years with Johnson & Johnson, a multinational pharmaceutical, biotechnology, and medical technologies company, and held financial leadership roles of increasing responsibility including as Vice President, Investor Relations, Vice President Finance and CFO, North America Hospital Medical Devices, and Vice President Finance and CFO, North America Consumer. Earlier in his career, he held leadership positions in accounting, financial reporting, global audit, and supply chain finance at Astra Zeneca Pharmaceuticals, AET Films, Inc. and Ametek, Inc. Mr. DelOrefice is a Certified Public Accountant (inactive) and holds both a B.S. in Accounting and an M.B.A. from Villanova University. Mr. DelOrefice serves on the Board of Directors for ResMed and serves as the Chair of ResMed’s audit committee.

“We are thrilled to welcome Chris to the Ulta Beauty family. Chris brings deep financial expertise and a proven track record of delivering leading financial performance and building high performing, engaged teams across global organizations,” said Kecia Steelman, president and chief executive officer. “With demonstrated experience leading core finance functions, global operations, strategy, corporate development, and enterprise transformation for public companies, Chris will be a great partner to our team as we continue to execute our Ulta Beauty Unleashed strategy and deliver long-term value for all our stakeholders.”

“Ulta Beauty is a formidable market leader in the beauty category, and I am excited to join this world-class organization,” said Christopher DelOrefice. “I believe in the growth opportunity ahead for Ulta Beauty, and I look forward to working with Kecia and the team to drive long-term, sustainable profitable growth and shareholder value.”

Steelman continued, “On behalf of the Ulta Beauty team and our Board of Directors, I want to thank Chris Lialios, who will transition back to his role as Senior Vice President – Controller, for serving as our Interim CFO throughout our search process. Chris’s deep knowledge of Ulta Beauty, financial expertise and leadership enabled our teams to stay focused on delivering against our financial goals.”

About Ulta Beauty

Ulta Beauty (NASDAQ: ULTA) is the largest specialty beauty retailer in the U.S. and a leading destination for cosmetics, fragrance, skin care, hair care, wellness and salon services. Since opening its first store in 1990, Ulta Beauty has grown to approximately 1,500 stores across the U.S. and redefined beauty retail by bringing together All Things Beauty. All in One Place®. With an expansive product assortment, professional salon services and its beloved Ulta Beauty Rewards loyalty program, the company delivers seamless, personalized experiences across stores, Ulta.com and the Ulta Beauty App – where the possibilities are truly beautiful. Ulta Beauty is also expanding its presence internationally through a joint venture in Mexico, a franchise in the Middle East, and its subsidiary, Space NK, a luxury beauty retailer operating in the U.K. and Ireland. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Ulta Beauty’s current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “continues,” “may,” “will,” “should,” “could,” “strategies,” “plans” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding Ulta Beauty’s expectations regarding its future performance and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, including ongoing inflation and continued increases in interest rates, many of which are beyond Ulta Beauty’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ulta Beauty’s filings with the Securities & Exchange Commission (the “SEC”), including Ulta Beauty’s most recently filed Annual Report on Form 10-K, under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Ulta Beauty undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:
Kiley Rawlins, CFA

Vice President, Investor Relations

krawlins@ulta.com

Media Contact:

Crystal Carroll

Senior Director, Public Relations

ccarroll@ulta.com

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